[GRAPHIC OMITTED]
FOR IMMEDIATE RELEASE

-------------------------------------------------------------------------------
Conference call:         Today, Monday, October 27, 2008 at 10:00 a.m. EDT
Dial-in numbers:         800-374-0146 or 706-634-1307 (International)
Webcast / Replay URL:    www.integramed.com or www.earnings.com
Phone Replay:            800-642-1687 or 706-645-9291 through November 3
Conference ID#:          69252183
-------------------------------------------------------------------------------
                     IntegraMed(R) Q3 EPS Rose 18% to $0.13
                      as Revenues Grew 30% to $52.3 Million

PURCHASE, NEW YORK -- October 27, 2008 -- IntegraMed America, Inc. (NASDAQ:
INMD), the nation's leading provider of specialty healthcare services in emerging, technology-focused segments, today announced results for the third quarter and nine months ended September 30, 2008 demonstrating continuing growth across all three business units.

Q3 2008 revenues and contribution for each business unit increased over Q2 2008 and year-ago third quarter levels, reflecting continued demand for fertility and vein care services and good business execution.

"IntegraMed continues to achieve solid operating performance in the face of the impact of the weakening economy. Our performance during these increasingly challenging times illustrates both the strong acceptance of our company's services and our continued commitment to creating shareholder value through operational excellence," commented IntegraMed CEO, Jay Higham.

  -------------------------------------------------------------------------------------------------------------


                            Summary Financial Results
                      (in thousands, except per share data)

  -------------------------------------------------------------------------------------------------------------
  -------------------------------- ------------- ------------ ---------- -------------- ------------ ----------
                                      Three         Three                    Nine           Nine
                                      Months       Months                   Months         Months
                                      Ended        Ended                     Ended         Ended
                                     Sept. 30,     Sept. 30,               Sept. 30,      Sept. 30,
                                      2008           2007                    2008           2007
  -------------------------------- ------------- ------------ ---------- -------------- ------------ ----------
    Revenues:
      Fertility Centers                 $36,505      $31,047       +18%       $104,302      $89,866       +16%
  -------------------------------- ------------- ------------ ---------- -------------- ------------ ----------
      Consumer Services                   5,421        4,578       +18%         14,193       12,155       +17%
  -------------------------------- ------------- ------------ ---------- -------------- ------------ ----------
      Vein Clinics (1)                   10,350        4,687        n/a         29,264        4,687        n/a
  -------------------------------- ------------- ------------ ---------- -------------- ------------ ----------
           Total Revenues               $52,286      $40,312       +30%       $147,759     $106,708       +38%
  -------------------------------- ------------- ------------ ---------- -------------- ------------ ----------

  Contribution:
      Fertility Centers                   2,743        2,715        +1%          7,617        7,554        +1%
  -------------------------------- ------------- ------------ ---------- -------------- ------------ ----------
      Consumer Services                   1,428        1,210       +18%          3,913        3,282       +19%
  -------------------------------- ------------- ------------ ---------- -------------- ------------ ----------
      Vein Clinics (1)                      892          528        n/a          1,927          528        n/a
  -------------------------------- ------------- ------------ ---------- -------------- ------------ ----------
          Total contribution             $5,063       $4,453       +14%        $13,457      $11,364       +18%
  -------------------------------- ------------- ------------ ---------- -------------- ------------ ----------

  G&A Costs                              $2,853       $2,850        +0%         $7,951       $8,024        -1%
  -------------------------------- ------------- ------------ ---------- -------------- ------------ ----------
  Net Interest exp./(inc.) (1)              308           34       +806            884        (383)        n/a
  -------------------------------- ------------- ------------ ---------- -------------- ------------ ----------
  Income before Inc Taxes                 1,902        1,569       +21%          4,622        3,723       +24%
  -------------------------------- ------------- ------------ ---------- -------------- ------------ ----------
  Taxes                                     750          608       +23%          1,844        1,330       +39%
  -------------------------------- ------------- ------------ ---------- -------------- ------------ ----------
  Net income                             $1,152         $961       +20%         $2,778       $2,393       +16%
  -------------------------------- ------------- ------------ ---------- -------------- ------------ ----------
  EPS (2)                                 $0.13        $0.11       +18%          $0.32        $0.29       +10%
  -------------------------------- ------------- ------------ ---------- -------------- ------------ ----------
  Diluted shares (2)                      8,714        8,487        +3%          8,685        8,330        +4%
  -------------------------------- ------------- ------------ ---------- -------------- ------------ ----------

(1) IntegraMed acquired Vein Clinics of America (VCA) on August 8, 2007 and has consolidated the results of VCA since that date. The increase in net interest expense reflects the impact of cash and borrowings utilized to finance the acquisition.

(2) EPS and weighted average share figures reflect a 25% stock split paid May 4, 2007.

IntegraMed Reports Q3 2008 Results, 10/27/2008                           page 2


IntegraMed was also successful in achieving operating efficiencies in G&A expense, which as a percentage of total contribution declined to 56% in Q3 2008, versus 59% in Q2 2008 and 64% in Q3 2007. On a year-to- date basis, G&A costs are 1% lower than the prior year.

IntegraMed's improved Q3 2008 bottom-line results versus the year ago period were achieved despite a $274,000 (approximately $0.02 per share after tax) negative swing in net interest income/expense as a result of higher debt levels resulting from the Vein Clinics of America acquisition and lower rates of return on investable cash.

Fertility Centers
IntegraMed's managed network of fertility centers in 13 major markets, spanning 57 locations and 95 physicians and scientists, is the most extensive consolidated group of its kind. Same-center revenue increased 11% on a year-over-year basis. Q3 2008 results also benefited from the additions of the Orlando fertility center in September 2007, the Southeastern Fertility Center in April 2008 and Arizona Reproductive Medical Associates in July 2008. So far in 2008, IntegraMed has already achieved its annual forecast of 1-2 new Fertility Center contract acquisitions as it is increasingly being sought out by successful fertility centers regarding a range of opportunities.

While consumers and the US economy continue to face a series of challenges, the fundamental desire to initiate or to expand a family has historically remained a high priority in consumer decision-making.

Consumer Services
Applications for IntegraMed's Shared Risk(R) Refund program for in vitro fertilization (IVF) rose 26% and enrollments climbed 24% in Q3 2008 compared to Q3 2007. Shared Risk is a unique program pioneered by IntegraMed to reduce a patient's financial risk when embarking on a series of IVF treatments by entitling patients to a refund of up to 100% of their fees should their treatments not result in a take home baby. While the Shared Risk Refund program has a relatively high cost of entry, the multiple treatment package and refund provisions have strong consumer appeal.

Consumer Services Q3 2008 contribution margin of 26% equaled the level achieved in Q3 2007 as pregnancy success rates improved by 11% over the prior year results, remaining above the national average and offsetting the impact of ongoing infrastructure investments being made to support long-term growth.

Reflecting the success of the Shared Risk Refund program in attracting new IVF patients, IntegraMed has already added four Affiliates to its network in 2008, achieving its goal for the year, and bringing the total number of affiliates to 22, spanning 52 locations and 96 physicians and scientists under the program. Going forward, IntegraMed remains active in its pursuit of additional affiliate opportunities.

Vein Clinics
The integration of the Vein Clinics business unit is progressing on schedule and nearing completion. IntegraMed has invested in a range of management functions including new revenue cycle management, financial management, marketing and sales and regional management infrastructure, and continues to fine-tune these functions.

While these initiatives have lowered near-term contribution from the Vein Clinics business, they have improved the capability to grow this business in a controlled and predictable manner. Importantly, the benefit of these investments has already begun to yield improvements in performance. For the first nine months of this year, revenues have increased 18% to $29.3 million from $24.8

IntegraMed Reports Q3 2008 Results, 10/27/2008                           page 3


million in the same period of the prior year, which includes the approximately seven months of operations prior to the acquisition. For the same periods, income from operations has increased 36% to $1.9 million from $1.4 million, demonstrating the strong leverage available in this business.

Cash Flow and Balance Sheet
IntegraMed increased its cash position slightly in Q3 2008, ending the period with cash and equivalents totaling $22.4 million. Cash provided by operating activities was $1.2 million in Q3 2008, versus $6.7 million in Q3 2007, principally reflecting the Company's investment in a number of growth related items. Approximately $3 million of the swing is related to investments in working capital in the form of training compensation advances to new VCA physicians, the stocking of new clinics with small equipment items and supplies, and growth in patient receivables resulting from VCA's significant revenue growth. In light of infrastructure improvements, VCA's days sales outstanding
(DSO) has declined by 5 days.

The other $2.5 million change in cash flow from operations comes from the Fertility Division as physicians have steadily drawn most of their undistributed earnings ($4.5 million) on a current basis rather than wait until the following year as was their previous practice. Compounding that outflow, the Company has also experienced an $3.0 million increase in patient receivables from higher volumes and new practices, even as DSO for the division has declined 3 days. Partially offsetting the cash outflow is a $5 million increase in patient deposits, providing increased visibility of the future demand for patient services.

Management Comments
Mr. Higham, added, "We continued to implement our long term strategic plan in a disciplined manner during a challenging economic environment in the third quarter. We remain focused on connecting with consumers, maintaining financial discipline, and leveraging our strong financial position to capitalize on new opportunities for growth. As we have noted in the past, our business has shown little correlation with economic cycles, as patients seeking fertility or vein care typically do not view such treatments as optional.

"In the fertility field, our substantial reach, extensive performance record and financial strength has made us an attractive partner for independent clinics. Our contracted fertility centers perform one out of every four IVF procedures nationwide and have proven, cost effective practice-building programs that benefit both practitioners and patients. As independent fertility centers face their own financial, management, marketing or succession challenges, they increasingly seek out IntegraMed to help them foster growth and improve operating performance. During 2009 we plan to add at least one new fertility center partner, as well as continue to expand our affiliate relationships by targeting the addition of at least four new affiliates.

"IntegraMed's Shared Risk Refund program has also continued to show strong consumer demand across the country, supported by the recent expansion of the program's scope of services available for donor egg recipients as well as our increased consumer marketing initiatives. Despite recent tightening of credit available to consumers, Shared Risk applications and enrollments have thus far exhibited little or no effect from the change in market dynamics.

"Our Vein Clinic business continues to grow at a healthy pace as patients seek relief from the pain associated with varicose vein disease. More than 80% of our Vein Clinic patients are now covered by third party insurance, helping to sustain demand for these services. To exploit the substantial vein care opportunity nationwide, we plan to increase our base of Vein Clinics in 2009, with two additional new clinic openings slated for the fourth quarter this year and at least five new clinics next year, bringing us to a total of 38 clinics by year-end 2009.

IntegraMed Reports Q3 2008 Results, 10/27/2008                           page 4


"In summary, we are very pleased with the performance of our businesses year-to-date and so far in the fourth quarter, as well as their long term outlook. We remain strongly committed to supporting their growth through continued investment in acquiring and building new clinics. Taking a longer term view, we remain confident in the ongoing investments we are making to support our future growth."

About IntegraMed America, Inc.
IntegraMed America, Inc. is a leading provider of specialty health care services in emerging, technology-driven, niche segments of the health care market. The Company currently operates in the fertility and varicose vein care segments. IntegraMed supports its provider networks with clinical and business information systems, marketing and sales, facilities and operations management, finance and accounting, human resources, legal services, risk management and quality assurance. IntegraMed also offers treatment-financing programs for self-pay patients. Please visit www.integramed.com for more information.

The IntegraMed Fertility network consists of 33 contracted centers in 109 locations across the United States, including 191 physicians and Ph.D. scientists. Nearly one of every four IVF procedures in the U.S. is performed in an IntegraMed fertility practice. The IntegraMed Vein Clinic network is the leading provider of varicose vein care services in the US and operates 30 centers in 11 states, principally in the Midwest and Southeast. Please visit www.veinclinics.com for more information.

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed are forward-looking statements that may involve a number of risks and uncertainties. Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with IntegraMed's ability to finance future growth; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the company's most recent Form 10-K and in other documents filed by IntegraMed with the U.S. Securities and Exchange Commission. All information in this press release is as of September 30, 2008 and IntegraMed undertakes no duty to update this information.



CONTACT:
Investors:                  Physicians                           Media/Investors:
---------                   ----------                           ---------------
John W. Hlywak, Jr.,        Scott Soifer                         David Collins, Norberto Aja
EVP and CFO                 SVP, Administration & Development    Jaffoni & Collins Incorporated
IntegraMed America, Inc.    IntegraMed America, Inc.             inmd@jcir.com
jhlywak@integramed.com      scott.soifer@integramed.com          212-835-8500
914-251-4143                914-251-4186




                                 (tables follow)

IntegraMed Reports Q3 2008 Results, 10/27/2008                           page 5

                            INTEGRAMED AMERICA, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS
              (all amounts in thousands, except per share amounts)

                                                                 For the                  For the
                                                            Three-month period       Nine-month period
                                                              ended Sept. 30,         ended Sept. 30,
                                                            -------------------     -------------------
                                                              2008        2007       2008         2007
                                                            -------      ------     -------     -------
                                                                (unaudited)              (unaudited)
Revenues

     Fertility Centers ..............................   $  36,505    $  31,047    $ 104,302    $  89,886
     Consumer Services ..............................       5,421        4,578       14,193       12,155
     Vein Clinics ...................................      10,360        4,687       29,264        4,687
                                                        ---------    ---------    ---------    ---------
     Total Revenues .................................      52,286       40,312      147,759      106,708
                                                        ---------    ---------    ---------    ---------

Costs of services and sales

     Fertility Centers ..............................      33,762       28,332       96,685       82,312
     Consumer Services ..............................       3,993        3,368       10,280        8,873
     Vein Clinics ...................................       9,468        4,159       27,337        4,159
                                                        ---------    ---------    ---------    ---------
     Total Cost of Services and Sales ...............      47,223       35,859      134,302       95,344
                                                        ---------    ---------    ---------    ---------

Contribution
     Fertility Centers ..............................       2,743        2,715        7,617        7,554
     Consumer Services ..............................       1,428        1,210        3,913        3,282
     Vein Clinics ...................................         892          528        1,927          528
                                                        ---------    ---------    ---------    ---------
     Total Contribution .............................       5,063        4,453       13,457       11,364
                                                        ---------    ---------    ---------    ---------

General and administrative expenses .................       2,853        2,850        7,951        8,024
Interest income .....................................         (95)        (294)        (324)        (988)
Interest expense ....................................         403          328        1,208          605
                                                        ---------    ---------    ---------    ---------
     Total other expenses ...........................       3,161        2,884        8,835        7,641
                                                        ---------    ---------    ---------    ---------

Income before income taxes ..........................       1,902        1,569        4,662        3,723
Income tax provision ................................         750          608        1,844        1,330
                                                        ---------    ---------    ---------    ---------
Net income ..........................................       1,152    $     961    $   2,778    $   2,393
                                                        =========    =========    =========    =========

Basic and diluted earnings per share of Common Stock:
     Basic earnings per share .......................   $    0.13    $    0.11    $    0.32    $    0.29
                                                        =========    =========    =========    =========
     Diluted earnings per share .....................   $    0.13    $    0.11    $    0.32    $    0.29
                                                        =========    =========    =========    =========

Weighted average shares - basic .....................       8,648        8,389        8,607        8,228
                                                        =========    =========    =========    =========
Weighted average shares - diluted ...................       8,714        8,487        8,685        8,330
                                                        =========    =========    =========    =========

Additional disclosure:
     Amortization expense included above ............   $     324    $     325    $     972    $   1,018
     Depreciation expense included above ............   $   1,507    $   1,340    $   4,482    $   3,664


                                     (more)

IntegraMed Reports Q3 2008 Results, 10/27/2008                           page 6



                            INTEGRAMED AMERICA, INC.
                           CONSOLIDATED BALANCE SHEETS
                           (all amounts in thousands)
                                   (Unaudited)


                                                                       Sept. 30,    Dec. 31,
                                                                       --------    -----------
                                                                         2008         2007
                                                                       --------    -----------
                                                                              (unaudited)

ASSETS
Current assets:
   Cash and cash equivalents ......................................   $  22,446    $  23,740
   Patient and other receivables, net .............................       6,746        5,511
   Deferred taxes .................................................       3,258        4,460
   Other current assets ...........................................       6,269        4,669
                                                                      ---------    ---------

     Total current assets .........................................      36,689       38,380

   Fixed assets, net ..............................................      16,321       16,912
   Intangible assets, Business Service Rights, net ................      22,283       22,305
   Goodwill .......................................................      29,478       29,359
   Trademarks .....................................................       4,602        4,492
   Other assets ...................................................       1,942        1,619
                                                                      ---------    ---------

     Total assets .................................................   $ 113,315    $ 113,067
                                                                      =========    =========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable ...............................................   $   2,482    $   1,895
   Accrued liabilities ............................................      16,047       16,679
   Current portion of long-term notes payable and other obligations       3,776        3,661
   Due to Fertility Medical Practices, net ........................       7,018        9,043
   Shared Risk Revenue patient deposits ...........................      11,062        9,668
                                                                      ---------    ---------

       Total current liabilities ..................................      40,385       40,946

Deferred tax liabilities ..........................................       1,443        1,819
Long-term notes payable and other obligations .....................      19,424       21,799
                                                                      ---------    ---------
                                                                         61,252       64,564
Commitments and Contingencies

Shareholders' equity:
   Common stock ...................................................          87           86
   Capital in excess of par .......................................      54,813       53,890
   Other comprehensive income (loss) ..............................        (178)         (82)
   Treasury stock .................................................        (211)        (165)
   Accumulated deficit ............................................      (2,448)      (5,226)
                                                                      ---------    ---------
       Total shareholders' equity .................................      52,063       48,503
                                                                      ---------    ---------

       Total liabilities and shareholders' equity .................   $ 113,315    $ 113,067
                                                                      =========    =========

                                     (more)

IntegraMed Reports Q3 2008 Results, 10/27/2008                           page 7



                            INTEGRAMED AMERICA, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (all amounts in thousands)
                                                                              For the                 For the
                                                                        Three-month period       Nine-month period
                                                                          ended Sept. 30,         ended Sept. 30,
                                                                       ---------------------     --------------------
                                                                          2008        2007         2008       2007
                                                                       ----------   -------      --------    --------
                                                                            (unaudited)               (unaudited)
Cash flows from operating activities:
    Net income .......................................................   $  1,152    $    961    $  2,778    $  2,393
    Adjustments to reconcile net income to net cash provided
       by operating activities:
      Depreciation and amortization ..................................      1,836       1,665       5,459       4,682
      Deferred income tax provision ..................................        (92)       --          (376)        (20)
      Deferred compensation ..........................................        239         133         617         358
    Changes in assets and liabilities ? Decrease (increase) in assets:
         Patient and other accounts receivable .......................       (350)       (596)     (1,235)       (571)
         Prepaids and other current assets ...........................       (798)        732        (383)      1,056
         Other assets ................................................       (143)        784        (323)        822
      (Decrease) increase in liabilities:
         Accounts payable ............................................       (373)        892         587         147
         Accrued liabilities .........................................       (409)       (578)       (632)       (956)
         Due to medical practices ....................................       (307)      2,495      (2,025)      4,029
         Shared Risk Refund patient deposits .........................        453         175       1,394       2,126
                                                                         --------    --------    --------    --------
Net cash provided by operating activities ............................      1,208       6,663       5,861      14,066
                                                                         --------    --------    --------    --------

Cash flows used in investing activities:
Purchase of business service rights ..................................       --        (2,153)       (950)     (2,653)
Cash paid to purchase VCA, net of cash acquired ......................       --       (23,442)       (119)    (23,442)
Other intangibles ....................................................        (16)         33        (110)         (4)
Purchase of fixed assets and leasehold improvements ..................       (288)     (2,119)     (3,896)     (4,213)
                                                                         --------    --------    --------    --------
Net cash used in investing activities ................................       (304)    (27,681)     (5,075)    (30,312)
                                                                         --------    --------    --------    --------

Cash flows used in financing activities:
Proceeds from issuance of debt .......................................       --        25,000         380      25,000
Principle repayments on debt .........................................       (920)    (14,381)     (2,736)    (15,132)
Investing activities .................................................         15        --            15        --
Common stock transactions ............................................        176        --           261          62
                                                                         --------    --------    --------    --------
Net cash used in financing activities ................................       (729)     10,619      (2,080)      9,930
                                                                         --------    --------    --------    --------

Net increase in cash .................................................        175     (10,399)     (1,294)     (6,316)
Cash at beginning of period ..........................................     22,271      36,267      23,740      32,184
                                                                         --------    --------    --------    --------
Cash at end of period ................................................   $ 22,446    $ 25,868    $ 22,446    $ 25,868
                                                                         ========    ========    ========    ========

Supplemental Information:
     Interest paid ...................................................        540          51         472         263
     Income taxes paid ...............................................        747         125         736         517


                                      # # #